Exhibit 10.12

PARENT UNDERTAKING AGREEMENT

Dated as of August 24, 2001

among

STAGE STORES, INC.
as Parent

and

BANKERS TRUST COMPANY
as Trustee

TABLE OF CONTENTS

Page

SECTION 1. Unconditional Guarantee 1

SECTION 2. Guaranty Absolute 2

SECTION 3. Waivers and Acknowledgments. 3

SECTION 4. Subrogation 3

SECTION 5. Representations and Warranties 4

SECTION 6. Covenants. 6

SECTION 7. Amendments, Etc. 9

SECTION 8. Addresses for Notices 9

SECTION 9. No Waiver; Remedies 10

SECTION 10. Indemnification 10

SECTION 11. Continuing Agreement 10

SECTION 12. Governing Law 11

SECTION 13. Submission to Jurisdiction. 11

SECTION 14. Consent to Service of Process 11

SECTION 15. Execution in Counterparts 11

SECTION 16. Waiver of Jury Trial 11

PARENT UNDERTAKING AGREEMENT (this "Agreement"), dated as of August 24, 2001, made by STAGE STORES, INC., a Nevada corporation (the "Parent"), in favor of BANKERS TRUST COMPANY, a New York banking corporation, not in its individual capacity but solely as Trustee (as defined in the Pooling and Servicing Agreement referred to below) on behalf of the Investor Certificateholders (as hereinafter defined).

PRELIMINARY STATEMENTS

    Granite National Bank, a national banking association ("Granite") and Specialty Retailers (TX) LP, a Texas limited partnership ("SRLP"), both indirect wholly-owned subsidiaries of the Parent, have entered into an Amended and Restated Receivables Transfer Agreement dated as of the date hereof and, in turn, SRLP and Stage Receivable Funding LP, a Texas limited partnership (the "Transferor"), an indirect wholly-owned subsidiary of the Parent, have entered into a Receivables Purchase Agreement dated as of the date hereof.
    SRLP, as servicer, the Transferor and the Trustee have entered into a Pooling and Servicing Agreement dated as of the date hereof (as it may hereafter be amended, supplemented or otherwise modified from time to time, the "Pooling and Servicing Agreement"), as supplemented by the Series 2001-1-VFC Supplement dated as of the date hereof among the Transferor, SRLP, as Servicer and the Trustee (as it may hereafter be amended, supplemented or otherwise modified from time to time, the "Supplement"). Terms defined the Supplement, or if not defined therein, in the Pooling and Servicing Agreement are used herein as therein defined.
    It is a condition precedent to the transfer of the Receivables to the Trust and the issuance of the Investor Certificates under the Pooling and Servicing Agreement and the Supplement that the Parent shall have executed and delivered this Agreement.

NOW, THEREFORE, in consideration of the premises, and the substantial direct and indirect benefits to the Parent from the financing arrangements contemplated by the Transaction Documents and other good and valuable consideration, the receipt of which is hereby acknowledged, and in order to induce the Investor Certificateholders to make purchases of Investor Certificates and to fund Incremental Fundings, the Parent hereby agrees as follows:

    Unconditional Undertaking to Cause Performance. The Parent hereby unconditionally and irrevocably undertakes to cause the punctual payment and performance when due by Granite, SRLP or the Transferor (Granite, SRLP and the Transferor, each, individually is, an "Obligated Party" and collectively are, the "Obligated Parties") of all of such Obligated Party's respective covenants, agreements and undertakings now or hereafter existing under each Transaction Document to which such Obligated Party is a party (whether for Collections actually received or deemed to have been received, yield, repurchase or indemnity payments, fees, expenses or otherwise, such covenants, agreements, and other obligations being the "Supported Obligations"), and agrees to pay any and all reasonable expenses (including reasonable counsel fees and expenses) incurred by the Trustee in enforcing any rights under this Agreement. Without limiting the generality of the foregoing, the Parent's liability shall extend to all amounts which constitute part of the Supported Obligations and would be owed by an Obligated Party but for the fact that such Supported Obligation is unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving an Obligated Party. In the event that any Obligated Party shall fail in any manner whatsoever to perform or observe any of its Supported Obligations when the same shall be required to be performed, then the Parent will itself duly and punctually perform or observe, or cause to be duly and punctually performed and observed, such Supported Obligation, and it shall not be a condition to the accrual of the obligation of the Parent hereunder to perform or observe any Supported Obligation (or to cause the same to be performed or observed) that the Trustee shall have first made any request of or demand upon or given any notice to any Obligated Party or its respective successors or assigns, or have instituted any action or proceedings against any Obligated Party or its respective successors or assigns in respect thereof; provided, however, that nothing contained herein shall affect any requirements set forth in any Transaction Document that notice be given or time elapse prior to the occurrence of an Early Amortization Event. For the avoidance of doubt, Supported Obligations do not include any obligations of Obligors with respect to any Accounts or Receivables or repayment of the Class A Certificates or any Conversion Funding Amount, except to the extent that a failure to pay any such obligation results from a failure of an Obligated Party to perform any of its obligations under the transactions Documents..
    Support Obligation Absolute. The Parent guarantees that the Supported Obligations will be paid and performed strictly in accordance with the terms of the Transaction Documents or any document delivered in connection therewith, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Trustee, any Investor Certificateholder or any Person holding an interest in an Investor Certificate, the Program Agent or any Managing Agent (any such Person being referred to hereinafter as a "Beneficiary") with respect thereto. The obligations of the Parent under this Agreement are independent of the Supported Obligations and a separate action or actions may be brought and prosecuted against the Parent to enforce this Agreement, irrespective of whether any action is brought against any Obligated Party or whether any Obligated Party is joined in any such action or actions. The liability of the Parent under this Agreement shall be irrevocable, absolute and unconditional irrespective of, and the Parent hereby irrevocably waives any defenses it may now or hereafter have in any way relating to, any or all of the following:
        any lack of validity or enforceability of any Transaction Document or any agreement or instrument relating thereto;
        any change in the time, manner or place of payment of, or in any other term of, all or any of the Supported Obligations under the Transaction Documents, or any other amendment or waiver of or any consent to departure from any Transaction Document;
        any taking, exchange, release or non-perfection of any collateral, or any taking, release or amendment or waiver of or consent to departure from any other guaranty, for all or any of the Supported Obligations;
        any manner of application of collateral, or proceeds thereof, to all or any of the Supported Obligations, or any manner of sale or other disposition of any collateral for all or any of the Supported Obligations or any other obligations of any Obligated Party under the Transaction Documents;
        any change, restructuring or termination of the corporation structure or existence of any Obligated Party or any of its Subsidiaries;
        any failure of any Beneficiary to disclose to the Parent any information relating to the financial condition, operations, properties or prospects of any Obligated Party now or in the future known to any Beneficiary (the Parent waiving any duty on the part of any Beneficiary to disclose such information); or
        any other circumstance (including, without limitation, any statute of limitations) or any existence of or reliance on any representation by any Beneficiary that might otherwise constitute a defense available to, or a discharge of, the Parent or any other guarantor or surety.

    This Agreement shall continue to be effective or be reinstated, as the case may be, if at any time (x) any payment in connection with any of the Supported Obligations is rescinded or must otherwise be returned by the Trustee, or (y) any performance or satisfaction of any Supported Obligation is rescinded or otherwise invalidated, upon the insolvency, bankruptcy or reorganization of any party to any Transaction Document, all as though payment had not been made or as though such Supported Obligation had not been performed or satisfied.

    Waivers and Acknowledgments.
      The Parent hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Supported Obligations and this Agreement and any requirement that any Beneficiary protect, secure, perfect or insure any Lien or any property subject thereto or exhaust any right or take any action against any Obligated Party or any other Person or any collateral.
      The Parent hereby waives any right to revoke this Agreement, and acknowledges that this Agreement is continuing in nature and applies to all Supported Obligations, whether existing now or in the future.
    Subrogation. The Parent will not exercise any rights that it may now or hereafter acquire against any Obligated Party that arise from the existence, payment, performance or enforcement of the Parent's obligations under this Agreement or any other Transaction Document, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of any Beneficiary against any Obligation Party or any collateral, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from any Obligated Party, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right, unless and until all amounts in connection with the Supported Obligations and all other amounts payable under this Agreement shall have been paid in full and the Trust shall have been terminated (except for any indemnification obligations that survive termination). If any amount shall be paid to the Parent in violation of the preceding sentence at any time prior to the later of (i) the payment in full of the Supported Obligations and all other amounts payable under this Agreement and (ii) termination of the Trust terminated (except for any indemnification obligations that survive termination), such amount shall be held in trust for the benefit of the Beneficiaries and shall forthwith be paid to the Trustee to be credited and applied to the Supported Obligations, whether matured or unmatured, in accordance with the terms of the Transaction Documents or to be held by the Trustee as collateral security for any Supported Obligations payable under this Agreement thereafter arising.
    Representations and Warranties. The Parent hereby represents and warrants as follows:
        Due Organization. The Parent (i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, (ii) is duly qualified and in good standing as a foreign corporation in each other jurisdiction in which the conduct of its business requires it to so qualify or be licensed and when failure to so qualify or be licensed could be reasonably likely to materially and adversely affect the business, condition (financial or otherwise), operations, performance, properties or prospects of the Parent or any of its subsidiaries, the rights and remedies of and "Beneficiary" (as defined below) under any Transaction Document or the ability of any the Parent or any Obligated Party to perform its obligations under any Transaction Document to which it is or is to be a party ("Material Adverse Effect") and (iii) has all requisite corporate power and authority (including all governmental licenses, permits and other approvals) to own or lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted.
        Corporate Powers and No Conflicts. The Parent's execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, are within the Parent's corporate powers, have been duly authorized by all necessary corporate action, and do not (i) contravene or violate any Requirement of Law, (ii) conflict with, or result in any breach of, or constitute a default under, any contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument binding on or affecting the Parent or any of its properties or (iii) result in or require the creation or imposition of any Lien upon or with respect to its properties. The Parent is not in violation of any Requirement of Law or in breach of any such contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument the violation or breach which could be reasonably likely to have a Material Adverse Effect.
        No Consents. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required by the Parent for (i) the due execution, delivery or performance by the Parent of this Agreement or the consummation of the other transactions contemplated hereby, or (ii) the exercise by the Trustee of its rights or remedies granted hereunder.
        Enforceability. This Agreement constitutes a legal, valid and binding obligation of the Parent, enforceable against it in accordance with its terms (except as such enforceability may be limited by Debtor Relief Laws). This Agreement is in full force and effect and is not subject to any specific dispute, offset, counterclaim or defense of the Parent.
        No Litigation. There is not action, suit, investigation, litigation, or proceeding affecting the Parent, pending or threatened, before any Governmental Authority or arbitrator that (i) could be reasonably likely to have a Material Adverse Effect, (ii) purports to affect the legality, validity or enforceability of this Agreement or the consummation of the transactions contemplated hereby or (iii) could adversely affect the income tax attributes of the Trust.
        Subsidiaries. All of the outstanding capital stock of each Obligated Party is owned, directly or indirectly, by the Parent.
        Accuracy of Information. Each certificate, information, exhibit, financial statement, document, book, record or report furnished by a Responsible Officer of the Parent to the Trustee in connection with this Agreement is accurate in all material respects as of its date and no such document contains any misstatement of material fact.
        Solvency. The Parent is, and after giving effect to its obligations under this Agreement will be, Solvent, as that term is defined in the Credit Agreement referred to in the Pooling and Servicing Agreement.
        Independent Credit Analysis. The Parent has, independently and without reliance upon any Beneficiary and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement, and the Parent has established adequate means of obtaining from each Obligated Party on a continuing basis information pertaining to, and is now and on a continuing basis will be familiar with, the financial condition, operations, properties and prospects of each Obligated Party.
        Financial Statements. The consolidated balance sheets of the Parent and its subsidiaries as at February 3, 2001, and the related consolidated statements of income and consolidated statement of cash flows of the Parent and its subsidiaries for the fiscal year then ended, prepared by management of the Parent, and the consolidated and consolidating balance sheets of the Parent and its subsidiaries as at July 7, 2001, and the related consolidated and consolidating statements of income and consolidated statement of cash flows of the Parent and its subsidiaries for the three months then ended, duly certified by the principal financial officer of the Parent, fairly present, subject, in the case of said balance sheet as at August 7, 2001, and said statements of income and cash flows for the three months then ended, to year-end audit adjustments, the consolidated and consolidating financial condition of the Parent and its subsidiaries as at such dates and the consolidated and consolidating results of operations of the Parent and its subsidiaries for the periods ended on such dates, all in accordance with generally accepted accounting principles applied on a consistent basis, and, except as disclosed to the Trustee and each of the Managing Agents in writing prior to the date hereof, since February 3, 2001, there has been no material adverse change in the business, operations or financial condition of the Parent and its subsidiaries.
        Conditions Satisfied. There are no conditions precedent to the effectiveness of this Agreement that have not been satisfied or waived.
    Covenants.
      So long as any obligation shall be owing to a Beneficiary, the Parent will:
          Compliance with Law. Comply, and cause each of its subsidiaries to comply, in all material respects, with all applicable laws, rules, regulations and orders, such compliance to include, without limitation, compliance with ERISA and the Racketeer Influenced and Corrupt Organization Chapter of the Organized Crime Control Act of 1970.
          Preservation of Legal Existence. Preserve and maintain its existence, legal structure, legal name, rights (charter and statutory), franchises, permits, licenses, approvals, and privileges in the jurisdiction of its formation, and qualify and remain qualified in each jurisdiction where the failure to maintain such qualification could materially and adversely affect the business, financial condition or operations of the Parent or its ability to perform its obligations hereunder.
          Keeping of Books. Keep, and cause each of its subsidiaries to keep, proper books of record and account, which shall be maintained or caused to be maintained by the Parent and shall be separate and apart from those of any Affiliate of the Parent, in which full and correct entries shall be made of all financial transactions and the assets and business of the Parent and each such subsidiary in accordance with generally accepted accounting principles consistently applied.
          Visitation Rights. At any reasonable time and from time to time upon reasonable notice, permit the Trustee, the Program Agent or any of the Investor Certificateholders, or any agents or representatives thereof, to examine and make copies of and abstracts from the records and books of account of, and to visit the properties of, the Parent and any of its subsidiaries and to discuss the affairs, finances and accounts of the Parent and any of its subsidiaries with any of their officers or directors and to discuss the affairs, finances and accounts of the Parent and any of its subsidiaries with their independent certified public accountants.
          Payment of Taxes, Etc. Pay promptly, and cause each of its subsidiaries to pay promptly when due all taxes, assessments and governmental charges or levies imposed upon it or upon its property or in respect of its income and profits therefrom, and any claims of any kind except that no such amount need be paid if the charge or levy is being contested in good faith through appropriate proceedings and as to which adequate reserves are being maintained and no Lien with respect thereto has attached to its property and become enforceable against its creditors.
          Reporting Requirements.
            Within 30 days after the end of each fiscal month, deliver to the Trustee, the Program Agent and each Managing Agent the consolidated balance sheet of the Parent and its subsidiaries as of the end of such month and the consolidated and consolidating statements of income and a consolidated statement of cash flows of the Parent and its subsidiaries for the period commencing at the end of the previous fiscal year ending as of the end of such month, setting forth in each case in comparative form the corresponding figures for the corresponding month of the preceding fiscal year, all in reasonable detail and duly certified by the principal officer or controller of the Parent.
            As soon as available and in any event within 45 days after the end of each of the first three fiscal quarters of the Parent and its consolidated subsidiaries for financial accounting purposes of each fiscal year commencing with the fiscal quarter ending August 4, 2001, deliver to the Trustee, the Program Agent and each Managing Agent the consolidated and consolidating balance sheets of the Parent and its subsidiaries as of the end of such quarter and consolidated and consolidating statements of income and consolidated statement of cash flows of the Parent and its subsidiaries for the period commencing at the end of the previous fiscal quarter and ending with the end of such fiscal quarter and consolidated and consolidating statements of income and a consolidated statement of cash flows of the Parent and its subsidiaries for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, setting forth in each case in comparative form the corresponding figures for the corresponding period of the preceding fiscal year, all in reasonable detail and duly certified (subject to year-end audit adjustments) by the principal financial officer of the Parent as having been prepared in accordance with generally accepted accounting principles, together with a schedule in form satisfactory to the Program Agent of the computations used by the Parent in determining compliance that no Amortization Event with respect to Series 2001-1-VFC has occurred pursuant to Section 9(r) of the Supplement, provided that in the event of any change in generally accepted accounting principles used in the preparation of such financial statements, the Parent shall also provide, if necessary for the determination that no Early Amortization Event has occurred pursuant to Section 9(r) of the Supplement, a statement of reconciliation conforming such financial statements to generally accepted accounting principles.
            As soon as available and in any event within 90 days after the end of each fiscal year commencing with the fiscal year ending February 3, 2001, deliver to the Trustee, the Program Agent and each Managing Agent a copy of the annual audit report for such year for the Parent and its subsidiaries, including therein consolidated balance sheets of the Parent and its subsidiaries as of the end of such fiscal year and consolidated statements of income and a consolidated statement of cash flows of the Parent and its subsidiaries for such fiscal year, in each case accompanied by an opinion acceptable to the Program Agent and each Managing Agent of Deloitte & Touche or other independent public accountants of recognized standing acceptable to the Program Agent and each Managing Agent, together with consolidating balance sheets of the Parent and SRLP as of the end of such fiscal year and consolidating statements of income and cash flows of the Parent and SRLP for such fiscal year, all in reasonable detail and duly certified by the principal financial officer of the Parent as having been prepared in accordance with generally accepted accounting principles together with a schedule in form satisfactory to the Program Agent of the computations used by the Parent in determining compliance that no Amortization Event with respect to Series 2001-1-VFC has occurred pursuant to Section 9(r) of the Supplement, provided that in the event of any change in generally accepted accounting principles used in the preparation of such financial statements, the Parent shall also provide, if necessary for the determination that no Early Amortization Event has occurred pursuant to Section 9(r) of the Supplement, a statement of reconciliation conforming such financial statements to generally accepted accounting principles.
            As soon as possible and in any event within one Business Day after the occurrence of an Early Amortization Event or Servicer Default or any event which, with the giving of notice or lapse of time or both, would constitute an Early Amortization Event or a Service Default, notify the Trustee in writing of such occurrence;
            As soon as possible and in any event (x) within two Business Days after the occurrence of an Early Amortization Event or Servicer Default, or any event which, with the giving of notice or lapse of time or both, would constitute an Early Amortization Event or Servicer Default, furnish to the Trustee, each Managing Agent and the Program Agent the written statement of an officer of the Parent setting forth details of such Early Amortization Event or Servicer Default or such event and the action which the Parent has taken and proposes to take with respect thereto, and (y) within three Business Days after an officer of the Parent makes a determination that any other event, development or information is reasonably likely, individually or in the aggregate, to materially and adversely affect the business, financial condition or operations of the Parent or its ability to perform its obligations hereunder, give written notice thereof to the Trustee, each Managing Agent and the Program Agent; and
            Promptly, from time to time, furnish to the Trustee such other information, documents, records or reports regarding the condition or operations, financial or otherwise, of the Parent as the Trustee may from time to time reasonably request.
          Maintenance of Properties, Etc. Maintain and preserve, and cause each of its subsidiaries to maintain and preserve, all of its properties that are used or useful in the conduct of its business in good working order and condition, ordinary wear and tear excepted, except to the extent that any failure to do so, individually or in the aggregate, would not be reasonably likely to materially and adversely affect the business, financial condition or operations of the Parent or the Parent's ability to perform its obligations hereunder.
      The Parent covenants and agrees that so long as any obligation shall be owing to a Beneficiary, the Parent will not cancel or terminate the Credit Agreement or any related instrument or agreement or consent to or accept any cancellation or termination thereof, amend, modify or change in any manner any term or condition of the Credit Agreement or any related instrument or agreement or give any consent, waiver or approval thereunder, waive any default under or any breach of any term or condition of the Credit Agreement or any related instrument or agreement, agree in any manner to any other amendment, modification or change of any term or condition of the Credit Agreement or any related instrument or agreement or take any other action in connection with the Credit Agreement or any related instrument or agreement to the extent that such cancellation, termination, consent, acceptance, amendment, modification, change, waiver, approval, agreement or other action described herein could be reasonably likely to have a Material Adverse Effect, or permit any of its subsidiaries to do any of the foregoing.
      The Parent covenants and agrees that so long as any promissory notes issued by any Conduit Purchaser shall be outstanding or there shall not have elapsed one year plus one day since the last day on which any such notes shall have been outstanding, the Parent will not commence or institute, or join any other Person in commencing or instituting, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any federal or state bankruptcy or similar law, against the Transferor or any Conduit Purchaser or any successor to the Transferor or any Conduit Purchaser which becomes a party to any of the Transaction Documents.
    Amendments, Etc.
      This Agreement may be amended from time to time by the Parent and the Trustee, without the consent of any Investor Certificateholder, (i) to cure any ambiguity, (ii) to correct or supplement any provision herein which may be inconsistent with any other provision herein or (iii) to add any other provisions with respect to matters or questions arising under this Agreement which are not inconsistent with the provisions of this Agreement.
      This Agreement may be amended from time to time by the Parent and the Trustee, with the consent of a Majority in Interest of each adversely affected Series, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, any payment to be made hereunder without the consent of each such Certificateholder or (ii) reduce the aforesaid percentage required to consent to any such amendment without the consent of each Investor Certificateholder. The Trustee may request an Officer's Certificate with respect to an amendment entered into pursuant to this clause (b) concerning compliance with the requirements of this Agreement.
      Promptly after the execution of any such amendment or consent (other than an amendment pursuant to clause (a)), the Trustee shall furnish written notification of the substance of such amendment to each Investor Certificateholder.
      It shall not be necessary for the consent of Investor Certificateholders to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Investor Certificateholders shall be subject to such reasonable requirements as the Trustee may prescribe.
    Addresses for Notices. All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including telex and facsimile communication) and shall be personally delivered or sent by certified mail, postage prepaid, or overnight courier or facsimile, to the intended party at the address or facsimile number of such party set forth below or at such other address or facsimile number as shall be designated by such party in a written notice to the other parties hereto. All such notices and communications shall be effective (a) if personally delivered, when received, (b) if sent by certified mail, four Business Days after having been deposited in the mail, postage prepaid, (c) if sent by overnight courier, two Business Days after having been given to such courier, unless sooner received by the addressee and (d) if transmitted by facsimile, when sent, upon receipt confirmed by telephone or electronic means. Notices and communications sent hereunder on a day that is not a Business Day shall be deemed to have been sent on the following Business Day.

    If to the Parent,

    Stage Stores, Inc.

    10201 Main Street

    Houston, Texas 77025

    Tel: (713) 663-9746

    Fax: (713) 660-3358

    Attn: Robert Aronson

    If to the Trustee,

    Bankers Trust Company

    4 Albany Street

    10th Floor

    New York, New York 10006

    Tel: (212) 250-6137

    Fax: (212) 250-6439

    Attn: Structured Finance Team

    No Waiver; Remedies. No failure on the part of any Beneficiary to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.
    Indemnification. Without limitation on any other obligations of the Parent or remedies of the Trustee or the Investor Certificateholders under this Agreement, the Parent shall, to the furthest extent permitted by law, indemnify, defined and save and hold harmless the Trustee and each Investor Certificateholder from and against, and shall pay on demand, any and all losses, liabilities, damages, costs, expenses and charges (including the reasonable fees and disbursements of the Trustee or such Investor Certificateholder's legal counsel) suffered or incurred by the Trustee or such Investor Certificateholder as a result of any failure of any Supported Obligations to be the legal, valid and binding obligations of the Parent enforceable against the Parent in accordance with their terms.
    Continuing Agreement. This Agreement is a continuing support agreement and shall (a) remain in full force and effect until the earlier of (i) the payment in full in cash of the Supported Obligations and all other amounts payable under this Agreement and the other Transaction Documents and (ii) termination of the Trust, (b) be binding upon the Parent, its successors and assigns and (c) inure to the benefit of, and be enforceable by, the Trustee and its respective successors and permitted transferees and assigns.
    Governing Law. THIS AGREEMENT, INCLUDING THE RIGHTS AND DUTIES OF THE PARTIES HERETO, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
    Submission to Jurisdiction.
      Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Agreement or any of the other Transaction Documents in the courts of any jurisdiction.
      Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any of the other Transaction Documents to which it is a party in any New York State or federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
    Consent to Service of Process. Each party to this Agreement irrevocably consents to service or process by personal delivery, certified mail, postage prepaid or overnight courier. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.
    Execution in Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Agreement. Delivery of an executed counterpart of a signature page of this Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Agreement.
    Waiver of Jury Trial. The Parent hereby irrevocably waives any right to a trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to this Agreement or any other Transaction Document or any amendment, instrument, document or agreement delivered or which may in the future be delivered in connection herewith or therewith or arising from any course of conduct, course of dealing, statements (whether verbal or written), actions of any of the parties hereto or any other relationship existing in connection with this Agreement or any other Transaction Document, and agrees that any such action or proceeding shall be tried before a court and not before a jury.

IN WITNESS WHEREOF, the Parent has caused this Agreement to be duly executed and delivered by its respective officers thereunto duly authorized as of the date first above written.

STAGE STORES, INC.

By:________________________________

Name:

Title:

AGREED AND ACCEPTED:

BANKERS TRUST COMPANY, not in

its individual capacity but solely

as Trustee

By:_______________________________

Name:

Title:

M&S/31150-132/452249_1